Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. Anderson Bishop the individual’s true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, new registration statements pursuant to General Instruction E of Form S-8 pertaining to the registration of additional securities and amendments thereto, and to file the same and any and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/BRENT K. BILSLAND Brent K. Bilsland	Director and President	January 19, 2011

/s/W. ANDERSON BISHOP W. Anderson Bishop	Chief Financial Officer	January 19, 2011

/s/DAVID HARDIE David Hardie	Director	January 19, 2011

/s/BRYAN LAWRENCE Bryan Lawrence	Director	January 19, 2011

/s/SHELDON LUBAR Sheldon B. Lubar	Director	January 19, 2011

/s/VICTOR P. STABIO Victor P. Stabio	Director and Chief Executive Officer	January 19, 2011

/s/JOHN VAN HEUVLELEN John Van Heuvelen	Director	January 19, 2011